Exhibit 99.1

Starbucks Delivers Record Q2 Revenue and EPS
Comp Store Sales Rise 7% Globally; 7% in the Americas and 12% in CAP; Global Traffic Up 3%
Net Revenues Rise 18% to a Q2 Record $4.6 Billion
GAAP Operating Income Up 21% to a Q2 Record $778 Million; Non-GAAP Operating Income Up 23% to $789 Million
Channel Development Revenues Up 16% and Operating Income Up 23%
Earnings Per Share Jump 18% to a Split-Adjusted Q2 Record $0.33 Per Share

SEATTLE; April 23, 2015 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal second quarter and 26-week fiscal year to date ended March 29, 2015. All per-share data has been adjusted for the stock split announced on March 18, 2015 and effected on April 9, 2015. Q2 FY15 GAAP results include Starbucks Japan acquisition-related items; non-GAAP results exclude these items. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

Q2 Fiscal 2015 Highlights:

•	Global comparable store sales increased 7%, with a 3% increase in traffic

◦	Americas comp sales increased 7%, with a 2% increase in traffic

◦	CAP comp sales increased 12%, driven by a 10% increase in traffic

◦	EMEA comp sales increased 2%, driven by a 2% increase in traffic

•	Consolidated net revenues increased 18% to $4.6 billion

•	Channel Development revenues grew 16% to $428.0 million

•	Consolidated operating income of $777.5 million, up 21% over Q2 of FY14

◦	Non-GAAP operating income of $789.4 million, up 23% over Q2 of FY14

•	Consolidated operating margin of 17.0% increased 40 basis points over Q2 of FY14

◦	Non-GAAP operating margin of 17.3% increased 70 basis points over Q2 of FY14

•	GAAP and non-GAAP earnings per share of $0.33, up 18% over Q2 of FY14

•	The company opened 210 net new stores in Q2, including its 5,000th store in China/Asia Pacific, bringing total stores worldwide to 22,088

•	Year over year comp store transactions increased over 10 million in the U.S., over 14 million globally

•	The company added a record 1.3 million new My Starbucks Rewards members in Q2 - bringing total active membership to 10.3 million - and realized a Q2 record $1.1 billion in Starbucks Card loads

“Starbucks record financial and operating performance in Q2 was driven by our people around the world yet woven together by one common thread - industry leading partner (employee) facing and customer facing innovation,” said Howard Schultz, Starbucks chairman and ceo.  “Innovation is the force that will continue to drive our business and enable us to expand and increase revenues and profits - always through the lens of humanity - long into the future,” Schultz added.

“Starbucks Q2 represented another quarter of strong revenue growth and record operating and financial performance all around the world, and despite significant foreign exchange headwinds” said Scott Maw, Starbucks cfo. “As we enter the second half of 2015 - and look to the future - we are ideally positioned to continue benefiting from the investments we are making in our people, in innovation and in our stores - and to continue delivering world class returns to our shareholders.”

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Second Quarter Fiscal 2015 Summary

	Quarter Ended Mar 29, 2015
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	7%	3%	4%
Americas	7%	2%	5%
EMEA	2%	2%	1%
CAP	12%	10%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Mar 29, 2015	Mar 30, 2014	Change
Net New Stores(1)	210	335	(125)
Revenues	$4,563.5	$3,873.8	18%
Operating Income	$777.5	$644.1	21%
Operating Margin	17.0%	16.6%	40 bps
EPS	$0.33	$0.28	18%
(1) Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

Consolidated net revenues were $4.6 billion in Q2 FY15, an increase of 18% over Q2 FY14. The increase was primarily driven by incremental revenues from the acquisition of Starbucks Japan, a 7% increase in global comparable store sales and the opening of 1,511 net new stores over the past 12 months, and was partially offset by unfavorable foreign currency translation.

Consolidated operating income grew 21% to $777.5 million in Q2 FY15, up from $644.1 million in Q2 FY14. Consolidated operating margin of 17.0% expanded 40 basis points primarily driven by sales leverage and partially offset by the impact of our ownership change in Starbucks Japan, which drove 100 basis points of margin decline.
Q2 Americas Segment Results

	Quarter Ended
($ in millions)	Mar 29, 2015	Mar 30, 2014	Change
Net New Stores (1)	(2)	128	(130)
Revenues	$3,128.0	$2,808.8	11%
Operating Income	$709.6	$605.6	17%
Operating Margin	22.7%	21.6%	110 bps
(1) Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

Net revenues for the Americas segment were $3.1 billion in Q2 FY15, an increase of 11% over Q2 FY14. The increase was driven by 7% growth in comparable store sales and incremental revenues from 636 net new store openings over the past 12 months.

Operating income of $709.6 million in Q2 FY15 increased 17% from $605.6 million in Q2 FY14. Operating margin of 22.7% expanded 110 basis points primarily driven by sales leverage and partially offset by investments in our store partners (employees).

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Q2 EMEA Segment Results

	Quarter Ended
($ in millions)	Mar 29, 2015	Mar 30, 2014	Change
Net New Stores	35	32	3
Revenues	$280.3	$309.9	(10)%
Operating Income	$29.2	$17.7	65%
Operating Margin	10.4%	5.7%	470 bps

Net revenues for the EMEA segment were $280.3 million in Q2 FY15, a 10% decrease versus Q2 FY14. The decrease was primarily driven by unfavorable foreign currency translation and the shift in the portfolio towards more licensed stores. Partially offsetting the decrease was a 2% increase in comparable store sales.

Operating income increased 65% to $29.2 million in Q2 FY15, up from $17.7 million in Q2 FY14. Operating margin expanded 470 basis points to 10.4%, primarily due to sales leverage driven by the ongoing shift in the portfolio towards more licensed stores.
Q2 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Mar 29, 2015	Mar 30, 2014	Change
Net New Stores	176	174	2
Revenues	$595.2	$265.3	124%
Operating Income	$112.4	$87.0	29%
Operating Margin	18.9%	32.8%	(1,390) bps

Net revenues for the China/Asia Pacific segment grew 124% to $595.2 million in Q2 FY15. The increase was primarily driven by incremental revenues from the acquisition of Starbucks Japan. Also contributing were incremental revenues from 711 net new store openings over the past 12 months and a 12% increase in comparable store sales.

Operating income grew 29% to $112.4 million in Q2 FY15. Operating margin declined 1,390 basis points to 18.9% due to the impact of our ownership change in Starbucks Japan, which drove a 1,470 basis point decline. The remaining 80 basis point expansion was primarily driven by sales leverage.

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Q2 Channel Development Segment Results

	Quarter Ended
($ in millions)	Mar 29, 2015	Mar 30, 2014	Change
Revenues	$428.0	$370.4	16%
Operating Income	$156.1	$127.3	23%
Operating Margin	36.5%	34.4%	210 bps

Net revenues for the Channel Development segment grew 16% to $428.0 million in Q2 FY15, primarily driven by increased sales of premium single-serve products. Increased sales of packaged coffee and foodservice sales also contributed.

Operating income of $156.1 million in Q2 FY15 grew 23% compared to Q2 FY14. Operating margin increased 210 basis points to 36.5%, primarily due to efficiencies in cost of goods sold, increased income from our North American Coffee Partnership and sales leverage.
Q2 All Other Segments Results

	Quarter Ended
($ in millions)	Mar 29, 2015	Mar 30, 2014	Change
Net New Stores	1	1	0
Revenues	$132.0	$119.4	11%
Operating Loss	$(4.1)	$(7.8)	(47)%

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Year to Date Financial Results

	Two Quarters Ended Mar 29, 2015
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	2%	4%
Americas	6%	2%	4%
EMEA	3%	2%	1%
CAP	10%	9%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Two Quarters Ended
($ in millions, except per share amounts)	Mar 29, 2015	Mar 30, 2014	Change
Net New Stores (1)	722	752	(30)
Revenues	$9,366.8	$8,113.4	15%
Operating Income	$1,693.1	$1,457.7	16%
Operating Margin	18.1%	18.0%	10 bps
EPS	$0.97	$0.63	54%
(1) Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

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Fiscal 2015 Targets
Starbucks is providing the following fiscal 2015 targets. Projected FY15 non-GAAP adjustments relate to the acquisition of Starbucks Japan; please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.
The Company Reaffirms the Following Targets:

•	Full year revenue growth of 16% - 18%

•	Global comparable store sales growth of mid-single digits

•	Consolidated tax rate of approximately 31% on a GAAP basis

•	Capital expenditures of approximately $1.4 billion

The Company Updates the Following Targets:

•	Total new store openings remain at 1,650 net new:

◦	Americas: now expecting approximately 600, half licensed

◦	EMEA: now expecting approximately 200, primarily licensed

◦	China/Asia Pacific: continue to expect approximately 850, two-thirds licensed

•	GAAP operating margin is now expected to be flat to FY14:

◦	Americas: continue to expect modest margin improvement over FY14

◦	EMEA: now expecting margin to be at the upper end of the 10% to 12% range

◦	China/Asia Pacific: now expecting margin to approach 20%

◦	Channel Development: now expecting margin improvement of approximately 150 basis points over FY14

•	Now expecting modest non-GAAP operating margin improvement over prior year non-GAAP operating margin

•	GAAP Earnings per Share:

◦	Continue to expect full year EPS in the range of $1.77 to $1.79

◦	Q3 EPS in the range of $0.39 to $0.40

◦	Q4 EPS in the range of $0.40 to $0.41

•	Non-GAAP Earnings per Share:

◦	Continue to expect full year EPS in the range of $1.55 to $1.57

◦	Q3 EPS in the range of $0.40 to $0.41

◦	Q4 EPS in the range of $0.42 to $0.43

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Company Updates

•
Starbucks welcomed Kevin Johnson to his new role as president and coo in March. Johnson manages all operational functions including the company’s global businesses in the Americas, EMEA, China/Asia Pacific and Channel Development and also oversees Starbucks global supply chain. In addition, Johnson will continue to serve on Starbucks Board of Directors, where he has served since 2009.

•
The Board of Directors declared a 2-for-1 stock split, payable on April 8, 2015, to shareholders of record as of March 30, 2015. Starbucks common stock began trading on a split-adjusted basis on April 9, 2015. This is the sixth 2-for-1 split of the company’s common stock since its initial public offering in 1992 and its first since October 2005.

•
Starbucks and Chinese leading food and beverage producer Tingyi Holding Corp. announced in March that they have entered into an agreement to manufacture and expand the distribution of Starbucks ready-to-drink (RTD) products throughout mainland China, a $6 billion RTD coffee category.

•
After completing the first step of its tender offer to acquire Starbucks Japan in the first quarter of fiscal 2015, the company obtained control of the remaining public shares this quarter, bringing total ownership to 100%.

•
The company expanded its Mobile Order and Pay functionality throughout the Pacific Northwest on March 17th; the feature, which allows customers to place an order in advance and pick it up at their selected Starbucks location, is now available in more than 650 stores in Washington, Idaho, Oregon and Alaska.

•
Starbucks hosted its 23rd Annual Meeting of Shareholders on March 18; the company reaffirmed its seven growth strategies, previewed new delivery options, discussed ongoing investments in its partners (employees) and announced a commitment to hire 10,000 opportunity youth in the next three years.

•
In April, Starbucks and Arizona State University announced an expansion to the Starbucks College Achievement Plan, first introduced in June 2014. The program will now offer 100 percent tuition coverage for all four years of college for every eligible U.S. Starbucks partner (employee).

•	The company repurchased nearly 3 million shares of common stock in Q2 FY15; 23 million shares remain available for purchase under the current authorization.

•	The Board of Directors declared a cash dividend of $0.16 per share, payable on May 22, 2015 to shareholders of record as of May 7, 2015.
Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman and ceo; Kevin Johnson, president and coo; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 9:00 p.m. Pacific Time on Thursday, May 21, 2015.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

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Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, health and potential of our business, operations and brand, our innovation, growth and growth opportunities and related investments, earnings per share, revenues, operating margins, profits, capital expenditures, tax rate, financial discipline, anticipated gains and costs related to the acquisition of Starbucks Japan, comparable store sales and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties.  Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of material breaches of our information technology systems if any were to occur, costs associated with, and the successful execution of, the company’s initiatives and plans, including the acquisition of Starbucks Japan, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw material prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 28, 2014.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Mar 29, 2015	Mar 30, 2014	% Change	Mar 29, 2015	Mar 30, 2014

				As a % of total net revenues
Net revenues:
Company-operated stores	$3,622.9	$3,068.0	18.1%	79.4%	79.2%
Licensed stores	421.3	356.2	18.3	9.2	9.2
CPG, foodservice and other	519.3	449.6	15.5	11.4	11.6
Total net revenues	4,563.5	3,873.8	17.8	100.0	100.0
Cost of sales including occupancy costs	1,859.8	1,629.2	14.2	40.8	42.1
Store operating expenses	1,324.6	1,134.5	16.8	29.0	29.3
Other operating expenses	133.5	110.9	20.4	2.9	2.9
Depreciation and amortization expenses	217.1	174.4	24.5	4.8	4.5
General and administrative expenses	305.9	240.6	27.1	6.7	6.2
Total operating expenses	3,840.9	3,289.6	16.8	84.2	84.9
Income from equity investees	54.9	59.9	(8.3)	1.2	1.5
Operating income	777.5	644.1	20.7	17.0	16.6
Interest income and other, net	1.3	17.8	(92.7)	—	0.5
Interest expense	(16.9)	(16.7)	1.2	(0.4)	(0.4)
Earnings before income taxes	761.9	645.2	18.1	16.7	16.7
Income taxes	266.3	218.3	22.0	5.8	5.6
Net earnings including noncontrolling interests	495.6	426.9	16.1	10.9	11.0
Net earnings/(loss) attributable to noncontrolling interests	0.7	(0.1)	nm	—	—
Net earnings attributable to Starbucks	$494.9	$427.0	15.9	10.8%	11.0%

Net earnings per common share - diluted	$0.33	$0.28	17.9%
Weighted avg. shares outstanding - diluted	1,516.5	1,529.1

Cash dividends declared per share	$0.160	$0.130

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.6%	37.0%
Effective tax rate including noncontrolling interests				35.0%	33.8%

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	Two Quarters Ended			Two Quarters Ended
	Mar 29, 2015	Mar 30, 2014	% Change	Mar 29, 2015	Mar 30, 2014

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,395.7	$6,411.8	15.3%	79.0%	79.0%
Licensed stores	905.3	758.0	19.4	9.7	9.3
CPG, foodservice and other	1,065.8	943.6	13.0	11.4	11.6
Total net revenues	9,366.8	8,113.4	15.4	100.0	100.0
Cost of sales including occupancy costs	3,851.0	3,424.2	12.5	41.1	42.2
Store operating expenses	2,640.1	2,309.6	14.3	28.2	28.5
Other operating expenses	262.9	225.8	16.4	2.8	2.8
Depreciation and amortization expenses	423.1	344.1	23.0	4.5	4.2
General and administrative expenses	604.3	483.2	25.1	6.5	6.0
Litigation credit	—	(20.2)	(100.0)	—	(0.2)
Total operating expenses	7,781.4	6,766.7	15.0	83.1	83.4
Income from equity investees	107.7	111.0	(3.0)	1.1	1.4
Operating income	1,693.1	1,457.7	16.1	18.1	18.0
Gain resulting from acquisition of joint venture	390.6	—	nm	4.2	—
Interest income and other, net	11.1	37.6	(70.5)	0.1	0.5
Interest expense	(33.2)	(31.3)	6.1	(0.4)	(0.4)
Earnings before income taxes	2,061.6	1,464.0	40.8	22.0	18.0
Income taxes	581.2	496.4	17.1	6.2	6.1
Net earnings including noncontrolling interests	1,480.4	967.6	53.0	15.8	11.9
Net earnings/(loss) attributable to noncontrolling interests	2.1	—	nm	—	—
Net earnings attributable to Starbucks	$1,478.3	$967.6	52.8%	15.8%	11.9%

Net earnings per common share - diluted	$0.97	$0.63	54.0%
Weighted avg. shares outstanding - diluted	1,516.7	1,530.7

Cash dividends declared per share	$0.320	$0.260

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.7%	36.0%
Effective tax rate including noncontrolling interests				28.2%	33.9%

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Segment Results (in millions)

Americas

	Mar 29, 2015	Mar 30, 2014	% Change	Mar 29, 2015	Mar 30, 2014

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,818.6	$2,561.3	10.0%	90.1%	91.2%
Licensed stores	301.9	237.8	27.0	9.7	8.5
Foodservice and other	7.5	9.7	(22.7)	0.2	0.3
Total net revenues	3,128.0	2,808.8	11.4	100.0	100.0
Cost of sales including occupancy costs	1,135.8	1,059.6	7.2	36.3	37.7
Store operating expenses	1,065.0	963.9	10.5	34.0	34.3
Other operating expenses	36.4	23.7	53.6	1.2	0.8
Depreciation and amortization expenses	128.6	114.8	12.0	4.1	4.1
General and administrative expenses	52.6	41.2	27.7	1.7	1.5
Total operating expenses	2,418.4	2,203.2	9.8	77.3	78.4
Operating income	$709.6	$605.6	17.2%	22.7%	21.6%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				37.8%	37.6%

Two Quarters Ended
Net revenues:
Company-operated stores	$5,829.2	$5,348.2	9.0%	89.8%	90.9%
Licensed stores	648.1	512.1	26.6	10.0	8.7
Foodservice and other	17.6	21.4	(17.8)	0.3	0.4
Total net revenues	6,494.9	5,881.7	10.4	100.0	100.0
Cost of sales including occupancy costs	2,396.8	2,223.8	7.8	36.9	37.8
Store operating expenses	2,149.4	1,963.5	9.5	33.1	33.4
Other operating expenses	66.6	49.0	35.9	1.0	0.8
Depreciation and amortization expenses	255.7	227.1	12.6	3.9	3.9
General and administrative expenses	99.3	80.7	23.0	1.5	1.4
Total operating expenses	4,967.8	4,544.1	9.3	76.5	77.3
Operating income	$1,527.1	$1,337.6	14.2%	23.5%	22.7%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.9%	36.7%

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EMEA

	Mar 29, 2015	Mar 30, 2014	% Change	Mar 29, 2015	Mar 30, 2014

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$212.5	$245.5	(13.4)%	75.8%	79.2%
Licensed stores	56.6	54.4	4.0	20.2	17.6
Foodservice	11.2	10.0	12.0	4.0	3.2
Total net revenues	280.3	309.9	(9.6)	100.0	100.0
Cost of sales including occupancy costs	135.0	158.3	(14.7)	48.2	51.1
Store operating expenses	76.2	92.4	(17.5)	27.2	29.8
Other operating expenses	13.5	11.8	14.4	4.8	3.8
Depreciation and amortization expenses	12.7	14.8	(14.2)	4.5	4.8
General and administrative expenses	14.7	16.0	(8.1)	5.2	5.2
Total operating expenses	252.1	293.3	(14.0)	89.9	94.6
Income from equity investees	1.0	1.1	(9.1)	0.4	0.4
Operating income	$29.2	$17.7	65.0%	10.4%	5.7%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.9%	37.6%

Two Quarters Ended
Net revenues:
Company-operated stores	$470.2	$514.5	(8.6)%	76.6%	79.2%
Licensed stores	119.9	115.0	4.3	19.5	17.7
Foodservice	23.6	20.0	18.0	3.8	3.1
Total net revenues	613.7	649.5	(5.5)	100.0	100.0
Cost of sales including occupancy costs	291.4	326.5	(10.8)	47.5	50.3
Store operating expenses	162.0	188.8	(14.2)	26.4	29.1
Other operating expenses	27.2	23.4	16.2	4.4	3.6
Depreciation and amortization expenses	26.5	29.4	(9.9)	4.3	4.5
General and administrative expenses	28.7	32.1	(10.6)	4.7	4.9
Total operating expenses	535.8	600.2	(10.7)	87.3	92.4
Income from equity investees	1.2	1.9	(36.8)	0.2	0.3
Operating income	$79.1	$51.2	54.5%	12.9%	7.9%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				34.5%	36.7%

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China/Asia Pacific (CAP)

	Mar 29, 2015	Mar 30, 2014	% Change	Mar 29, 2015	Mar 30, 2014

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$532.3	$202.5	162.9%	89.4%	76.3%
Licensed stores	61.4	62.8	(2.2)	10.3	23.7
Foodservice and other	1.5	—	nm	0.3	—
Total net revenues	595.2	265.3	124.3	100.0	100.0
Cost of sales including occupancy costs	269.4	127.4	111.5	45.3	48.0
Store operating expenses	157.0	52.4	199.6	26.4	19.8
Other operating expenses	12.5	11.1	12.6	2.1	4.2
Depreciation and amortization expenses	37.0	11.8	213.6	6.2	4.4
General and administrative expenses	32.4	13.0	149.2	5.4	4.9
Total operating expenses	508.3	215.7	135.7	85.4	81.3
Income from equity investees	25.5	37.4	(31.8)	4.3	14.1
Operating income	$112.4	$87.0	29.2%	18.9%	32.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				29.5%	25.9%

Two Quarters Ended
Net revenues:
Company-operated stores	$954.1	$404.1	136.1%	87.5%	75.9%
Licensed stores	134.6	128.1	5.1%	12.3	24.1
Foodservice and other	2.3	—	nm	0.2	—
Total net revenues	1,091.0	532.2	105.0	100.0	100.0
Cost of sales including occupancy costs	503.0	260.2	93.3	46.1	48.9
Store operating expenses	274.8	103.7	165.0	25.2	19.5
Other operating expenses	27.6	21.7	27.2	2.5	4.1
Depreciation and amortization expenses	65.1	22.0	195.9	6.0	4.1
General and administrative expenses	58.1	27.1	114.4	5.3	5.1
Total operating expenses	928.6	434.7	113.6	85.1	81.7
Income from equity investees	58.2	70.5	(17.4)	5.3	13.2
Operating income	$220.6	$168.0	31.3%	20.2%	31.6%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				28.8%	25.7%

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Channel Development

	Mar 29, 2015	Mar 30, 2014	% Change	Mar 29, 2015	Mar 30, 2014

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$329.8	$282.1	16.9%	77.1%	76.2%
Foodservice	98.2	88.3	11.2	22.9	23.8
Total net revenues	428.0	370.4	15.6	100.0	100.0
Cost of sales	244.5	213.6	14.5	57.1	57.7
Other operating expenses	50.9	46.6	9.2	11.9	12.6
Depreciation and amortization expenses	0.6	0.4	50.0	0.1	0.1
General and administrative expenses	4.3	3.9	10.3	1.0	1.1
Total operating expenses	300.3	264.5	13.5	70.2	71.4
Income from equity investees	28.4	21.4	32.7	6.6	5.8
Operating income	$156.1	$127.3	22.6%	36.5%	34.4%

Two Quarters Ended
Net revenues:
CPG	$673.5	$588.5	14.4%	77.4%	76.3%
Foodservice	197.0	183.0	7.7	22.6	23.7
Total net revenues	870.5	771.5	12.8	100.0	100.0
Cost of sales	493.8	459.2	7.5	56.7	59.5
Other operating expenses	102.0	94.6	7.8	11.7	12.3
Depreciation and amortization expenses	1.3	0.8	62.5	0.1	0.1
General and administrative expenses	8.4	9.3	(9.7)	1.0	1.2
Total operating expenses	605.5	563.9	7.4	69.6	73.1
Income from equity investees	48.3	38.6	25.1	5.5	5.0
Operating income	$313.3	$246.2	27.3%	36.0%	31.9%

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All Other Segments

	Mar 29, 2015	Mar 30, 2014	% Change

Quarter Ended
Net revenues:
Company-operated stores	$59.5	$58.7	1.4%
Licensed stores	1.4	1.2	16.7
CPG, foodservice and other	71.1	59.5	19.5
Total net revenues	132.0	119.4	10.6
Cost of sales including occupancy costs	76.6	68.8	11.3
Store operating expenses	26.4	25.8	2.3
Other operating expenses	20.3	18.0	12.8
Depreciation and amortization expenses	3.9	3.7	5.4
General and administrative expenses	8.9	10.9	(18.3)
Total operating expenses	136.1	127.2	7.0
Operating loss	$(4.1)	$(7.8)	(47.4)%

Two Quarters Ended
Net revenues:
Company-operated stores	$142.2	$145.0	(1.9)%
Licensed stores	2.7	2.8	(3.6)
CPG, foodservice and other	151.8	130.7	16.1
Total net revenues	296.7	278.5	6.5
Cost of sales including occupancy costs	169.8	151.3	12.2
Store operating expenses	53.9	53.6	0.6
Other operating expenses	39.8	37.6	5.9
Depreciation and amortization expenses	7.9	7.3	8.2
General and administrative expenses	18.9	22.6	(16.4)
Total operating expenses	290.3	272.4	6.6
Operating income	$6.4	$6.1	4.9%

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Mar 29, 2015	Mar 30, 2014	Change
Revenues	$2,842.1	$2,520.4	13%
Comparable Store Sales Growth(1)	7%	6%
Change in Transactions	2%	2%
Change in Ticket	5%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer

Store Data:

	Net stores opened (closed) during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 29, 2015	Mar 30, 2014	Mar 29, 2015	Mar 30, 2014	Mar 29, 2015	Mar 30, 2014
Americas(1)
Company-operated stores	52	59	119	86	8,514	8,164
Licensed stores	(54)	69	89	184	5,885	5,599
	(2)	128	208	270	14,399	13,763
EMEA(2)
Company-operated stores	(17)	1	(24)	4	793	830
Licensed stores	52	31	117	92	1,440	1,235
	35	32	93	96	2,233	2,065
CAP (3,4)
Company-operated stores	66	53	1,137	114	2,269	996
Licensed stores	110	121	(727)	269	2,765	3,269
	176	174	410	383	5,034	4,265
All Other Segments
Company-operated stores	1	4	10	11	379	368
Licensed stores	—	(3)	1	(8)	43	58
	1	1	11	3	422	426

Total Company	210	335	722	752	22,088	20,519
(1) Americas store data includes the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.
(2) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the second and fourth quarters of fiscal 2014.
(3) CAP store data includes the transfer of 1,009 Japan stores from licensed stores to company-operated as a result of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.
(4) CAP store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the fourth quarter of fiscal 2014.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides consolidated non-GAAP earnings per share ("non-GAAP EPS") for Q4 and full year fiscal 2014, consolidated non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS for Q2 fiscal 2015, China/Asia Pacific (“CAP”) segment non-GAAP operating income and non-GAAP operating margin for Q2 fiscal 2015, and projected consolidated non-GAAP EPS for Q3, Q4 and full year fiscal 2015. These non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP EPS are operating income, operating margin, and diluted net earnings per share, respectively. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.

The consolidated Q4 and full year fiscal 2014 non-GAAP EPS excludes the net benefit from transactions in Q4 fiscal 2014. The consolidated full year fiscal 2014 non-GAAP EPS also excludes the benefit recognized from a Kraft related litigation credit in Q1 fiscal 2014. The net benefit from transactions in Q4 fiscal 2014 includes a gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred related to the acquisition of Starbucks Japan. Management excludes these items because they believe the impacts do not reflect expected future gains or expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

The consolidated Q2 fiscal 2015 non-GAAP financial measures exclude certain Starbucks Japan acquisition-related items, specifically amortization expense from acquired intangible assets and transaction and integration costs. The Q2 fiscal 2015 CAP segment non-GAAP financial measures exclude the amortization expense from acquired intangible assets related to the acquisition of Starbucks Japan. Management excludes the acquisition-related transaction costs described above because they believe these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance. In addition, management believes it is useful to exclude the integration costs and the amortization of the acquired intangible assets when evaluating performance because they are not representative of our core business operations. Although these items will affect earnings per share beyond fiscal 2015, the majority of these costs will be recognized over a finite period of time. More specifically, the amounts of the acquired intangible assets are specific to the transaction and the related amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management in a future period. Therefore, these items do not contribute to a meaningful evaluation of the company’s fiscal 2015 operating performance or comparisons of the company’s fiscal 2015 operating performance to the company’s past operating performance or, with respect to the CAP segment, to a meaningful evaluation of the CAP segment’s operating performance or comparisons to the CAP segment’s past operating performance.

The projected consolidated non-GAAP EPS for Q3, Q4 and full year fiscal 2015 exclude certain Starbucks Japan acquisition-related items comprised of projected amortization expense from acquired intangible assets and transaction and integration costs. The projected consolidated non-GAAP EPS for full year fiscal 2015 also excludes the fair value gain in Q1. Management is excluding these items from our projected non-GAAP measures for the same reasons described above.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Mar 29, 2015	Mar 30, 2014	Change
Consolidated
Operating income, as reported (GAAP)	$777.5	$644.1	20.7%
Starbucks Japan acquisition-related items - other(1)	11.9	—
Non-GAAP operating income	$789.4	$644.1	22.6%

Operating margin, as reported (GAAP)	17.0%	16.6%	40 bps
Starbucks Japan acquisition-related items - other(1)	0.3	—
Non-GAAP operating margin	17.3%	16.6%	70 bps

Diluted net earnings per share, as reported (GAAP)	$0.33	$0.28	17.9%
Starbucks Japan acquisition-related items - other(1)	0.01	—
Non-GAAP net earnings per share	$0.33	$0.28	17.9%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$112.4	$87.0	29.2%
Starbucks Japan amortization expense of acquired intangibles	11.3	—
Non-GAAP operating income	$123.7	$87.0	42.2%

Operating margin, as reported (GAAP)	18.9%	32.8%	(1,390) bps
Starbucks Japan amortization expense of acquired intangibles	1.9	—
Non-GAAP operating margin	20.8%	32.8%	(1,200) bps
(1) Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs.

	Quarter Ended
	Jun 28, 2015	Jun 29, 2014
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$0.39 - $0.40	$0.34	15% - 18%
Starbucks Japan acquisition-related items - other(1)	0.01	—
Non-GAAP net earnings per share	$0.40 - $0.41	$0.34	18% - 21%

	Quarter Ended
	Sep 27, 2015	Sep 28, 2014
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$0.40 - $0.41	$0.39	3% - 5%
Net benefit from transactions in Q4 2014(2)	—	(0.02)
Starbucks Japan acquisition-related items - other(1)	0.01	—
Non-GAAP net earnings per share	$0.42 - $0.43	$0.37	14% - 16%

	Year Ended
	Sep 27, 2015	Sep 28, 2014
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$1.77 - $1.79	$1.35	31% - 33%
Litigation credit	—	(0.01)
Net benefit from transactions in Q4 2014(2)	—	(0.02)
Starbucks Japan acquisition-related items - gain(3)	(0.26)	—
Starbucks Japan acquisition-related items - other(1)	0.03	—
Non-GAAP net earnings per share	$1.55 - $1.57	$1.33	17% - 18%
(1) Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs.
(2) The net benefit from transactions in Q4 2014 relates primarily to a $0.02 gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred in Q4 FY14 related to the acquisition of Starbucks Japan.
(3) Gain represents the fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan upon acquisition.

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